UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 7, 2008

Kentucky USA Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky 40741

 (Address of principal executive offices) (Zip Code)

(606) 878-5987

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Kentucky USA Energy, Inc. (the “Company”) on November 7, 2008.

This press release announces that the Company has commenced drilling operations at two additional well locations on its leasehold in western Kentucky. Among other things, drilling rigs have been established at the Company’s Hunter Wells #1 and Francis Grace #2 locations. In addition, the Company’s drilling efforts at its J&J Johnston #1 well remains suspended due to a mechanical breakdown that will be resolved pending the Company’s drilling contractor’s receipt of a replacement drive engine. Finally, the Company has reached total depth (“TD”) of 2,430 feet at the base of the shale formation at its Walker #1 location.

This press release contains up-to-date information on all of the wells the Company has drilled and is drilling to date. This updated information replaces and supersedes all previous information relating to the status of the Company’s drilling efforts.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: November 10, 2008	By:	/s/ Steven Eversole
Steven Eversole Chief Executive Officer